INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement of CEL-SCI Corporation on Form S-3 of our report dated December 20, 2001 appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2001.



DELOITTE & TOUCHE LLP
McLean, Virginia
April 25, 2002